UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2012

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 9, 2012, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing the appointment of William H. McDavid as the company’s Executive Vice President—General Counsel and Corporate Secretary, effective July 16, 2012.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

McDavid was Co-General Counsel of JPMorgan Chase & Co. (JPMorgan Chase) from 2004 until his retirement in 2006, and was General Counsel of JPMorgan Chase from 2000 to 2004. Previously, he was General Counsel of various predecessors to JPMorgan Chase, including The Chase Manhattan Corporation from 1996 to 2000 and Chemical Banking Corporation from 1988 to 1996. From 1981 to 1988, he was an Associate General Counsel at Bankers Trust Company, and from 1972 to 1981 he was an attorney with the law firm of Debevoise & Plimpton.

Freddie Mac has entered into a Memorandum Agreement with McDavid, which provides for his employment as Executive Vice President—General Counsel and Corporate Secretary of Freddie Mac. A copy of the Memorandum Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference. The Federal Housing Finance Agency, the company’s conservator, has approved this Memorandum Agreement and consulted with the U.S. Department of the Treasury.

The terms of his Memorandum Agreement provide McDavid with the following during his employment with Freddie Mac:

•	An annual base salary of $500,000;

•

Deferred salary for 2012 of $2,100,000 (on an annualized basis), including a fixed portion of $1,320,000 and an at-risk portion of $780,000. For a description of Freddie Mac’s 2012 Executive Management Compensation Program, see Freddie Mac’s Form 10-K filed March 9, 2012; and

•

The opportunity to participate in all employee benefit plans offered to Freddie Mac’s senior executive officers, including the company’s Supplemental Executive Retirement Plan, pursuant to the terms of these plans. For a description of these plans, see Freddie Mac’s Form 10-K filed March 9, 2012.

Freddie Mac also has entered into a Restrictive Covenant and Confidentiality Agreement with McDavid. A copy of the Restrictive Covenant and Confidentiality Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and incorporated herein by reference. McDavid is subject to non-competition and non-solicitation of employees restrictions for a period of one year following any termination of his employment, and he is also subject to certain restrictions with respect to confidential information obtained during the course of his employment.

Freddie Mac will enter into an indemnification agreement with McDavid, effective as of the date of his appointment as Executive Vice President—General Counsel and Corporate Secretary. A copy of the form of indemnification agreement is attached as Exhibit 10.54 to Freddie Mac’s Form 10-K filed March 9, 2012 and is incorporated herein by reference. For a description of this indemnification agreement, see Freddie Mac’s Form 10-K filed March 9, 2012.

McDavid receives a pension from JPMorgan Chase, the firm from which he retired in 2006. The amount of McDavid’s pension is fixed and does not depend on JPMorgan Chase’s results as long as JPMorgan Chase is able to meet its obligations. McDavid also owns options to buy JPMorgan Chase common stock, has brokerage and deposit accounts at JPMorgan Chase and has investments in funds managed by JPMorgan Chase or its affiliates.

Freddie Mac has an extensive business relationship with JPMorgan Chase (through its subsidiaries). Specifically, as of March 31, 2012, JPMorgan Chase was Freddie Mac’s second largest servicer, and JPMorgan Chase continues to sell a substantial volume of mortgages to Freddie Mac. JPMorgan Chase also is a significant capital markets, derivatives and multifamily counterparty of Freddie Mac, and is an underwriter of our debt and mortgage securities.

In order to avoid potential conflicts of interest that might arise as a result of McDavid’s JPMorgan Chase accounts, investments and pension, McDavid has agreed to recuse himself in specified circumstances from acting upon matters directly relating to JPMorgan Chase that may be presented to him in his capacity as Freddie Mac’s General Counsel, including with respect to certain matters as determined by the Non-Executive Chairman and Audit Committee Chair.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Memorandum Agreement, dated July 3, 2012, between Freddie Mac and William H. McDavid*
10.2	Restrictive Covenant and Confidentiality Agreement, dated July 6, 2012, between Freddie Mac and William H. McDavid*
99.1	Press Release, dated July 9, 2012, issued by Freddie Mac

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Kevin I. MacKenzie
Kevin I. MacKenzie
Vice President & Deputy General Counsel — Securities

Date: July 9, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Memorandum Agreement, dated July 3, 2012, between Freddie Mac and William H. McDavid*
10.2	Restrictive Covenant and Confidentiality Agreement, dated July 6, 2012, between Freddie Mac and William H. McDavid*
99.1	Press Release, dated July 9, 2012, issued by Freddie Mac

* This exhibit is a management contract or compensatory plan or arrangement.